UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 27, 2009, Asset Acceptance Capital Corp. (the “Company”), JPMorgan Chase Bank, N.A. (the “Bank”) and other lenders entered into a Second Amendment to Credit Agreement (the “Second Amendment”), effective October 27, 2009 in respect of the Credit Agreement (the “Credit Agreement”), dated as of June 5, 2007 (as amended by a First Amendment to Credit Agreement dated as of March 10, 2008 (the “First Amendment”)), between the Company, the Bank and other lenders.

The Second Amendment, among other changes:

•	resets three financial covenants;

•	increases the rate of interest the Company pays on borrowings under the Credit Agreement and, in certain instances, increases the commitment fee at varying leverage ratios;

•	adds provisions relating to defaulting lenders; and

•	amends certain definitions and other covenants in the Credit Agreement.

Financial Covenants

The three financial covenants reset by the amendment are (i) the leverage ratio under Section 6.12(a) of the Credit Agreement, (ii) the tangible net worth requirement under Section 6.12(b) of the Credit Agreement, and (iii) the ratio of consolidated total liabilities to consolidated tangible net worth under Section 6.12(c) of the Credit Agreement. Set forth below is a comparison of the amended financial covenants, before and after the Second Amendment.

Leverage Ratio

The required leverage ratio under Section 6.12(a) of the Credit Agreement has been amended as follows:

	First Amendment	Second Amendment
June 30, 2009 to December 30, 2010	1.125	1.5
December 31, 2010 to December 30, 2011	1.0	1.5
December 31, 2011 and thereafter	1.0	1.25

Tangible Net Worth

The required baseline for consolidated tangible net worth in Section 6.12(b) is increased from $80,000,000 to $85,000,000.

Ratio of Total Liabilities to Total Net Worth

The required ratio of consolidated total liabilities to consolidated tangible net worth under Section 6.12(c) of the Credit Agreement has been amended as follows:

	First Amendment	Second Amendment
December 31, 2008 to December 30, 2009	2.5	2.5
December 31, 2009 to December 30, 2010	2.25	2.5
December 31, 2010 to December 30, 2011	2.0	2.5
December 31, 2011 to March 30, 2012	1.5	2.25
March 31, 2012 and thereafter	1.5	2.0

Rate of Interest; Commitment Fee

The Second Amendment increases the rate of interest the Company pays on borrowings under the Credit Agreement, in most cases, by 100 basis points (1.0 percent) and, in the case of revolving alternate base rate loans, by 150 basis points (1.5 percent).

In addition, the commitment fee at varying leverage ratios was increased under the Second Amendment by different amounts to uniformly be 0.5%, as compared to the First Amendment which provided for lower commitment fees at lower leverage ratios up to 0.5% when the ratio was equal to or above 1.125.

Defaulting Lenders

The Second Amendment adds a provision relating to defaulting lenders which provides that, at any time there is exposure under a swingline loan or letter of credit and any lender under the Credit Agreement is in default of certain of its obligations thereunder, upon notice by the Bank, the Company will be required to prepay or cash collateralize, as specified in the Credit Agreement, the exposure of such defaulting lender. In such case, the swingline lender or issuing bank, as applicable, is not required to fund a swingline loan or issue or increase a letter of credit, respectively, unless the Company has prepaid or cash collateralized the exposure of the defaulting lender, as specified in the Credit Agreement.

Other Definitions and Covenants

The Second Amendment amends certain definitions in the Credit Agreement, including the following:

•	Increasing from 25% to 35% the percentage of equity interests of the Company that must be acquired in order to trigger a change in control for purposes of the Credit Agreement.

•

Adding the LIBO rate to the alternate base rate so that, as amended, the alternate base rate is equal to the greatest of (i) the prime rate, (ii) the federal funds effective rate plus 0.5%, or (iii) the adjusted LIBO rate for a one month period plus 1.0%.

The Second Amendment also amends certain covenants in the Credit Agreement, including the following:

•

The covenant that restricts investments, loans, advances, guarantees and acquisitions by the Company is amended to allow the Company to make certain related investments, including in vendors to the Company and entities engaged in the business conducted by the Company, in an aggregate amount of up to $5,000,000.

•

The covenant related to change of name and location is amended to decrease the required notice period for changes in location of collateral within the continental United States and to permit the Company to have offices other than its chief executive office or principal place of business located outside the continental United States.

Description

The foregoing does not purport to be a complete description of the Second Amendment and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On November 2, 2009, Asset Acceptance Capital Corp. issued a press release announcing its results of operations and financial condition for and as of the three and nine month periods ended September 30, 2009, unaudited. The press release is being furnished pursuant to Item 2.02 of Form 8-K. The full text of the press release is furnished as Exhibit 99 to this Form 8-K and is incorporated in this report by reference.

The press release attached to this Form 8-K contains a financial measure for adjusted EBITDA that is not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). We have provided a reconciliation in the press release of the non-GAAP financial measure for adjusted EBITDA to GAAP net income.

We have included information concerning adjusted EBITDA because we believe that this measure is a useful indicator of our ability to generate cash collections in excess of operating expenses (other than non-cash operating expenses, such as depreciation and amortization) through the liquidation of our receivable portfolios. We use adjusted EBITDA as the basis for our management bonus program. Adjusted EBITDA is used in our loan agreement covenants. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, net income as an indicator of our operating performance.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

10.1	Second Amendment to Credit Agreement dated as of October 27, 2009, among Asset Acceptance Capital Corp., JPMorgan Chase Bank, N.A., and other lenders.

99.1	Press Release dated November 2, 2009, announcing Registrant’s results of operations and financial condition for and as of the three and nine month periods ended September 30, 2009, unaudited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2009	ASSET ACCEPTANCE CAPITAL CORP.

	By:	/S/ E.L. HERBERT
	Name:	E.L. Herbert
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement dated as of October 27, 2009, among Asset Acceptance Capital Corp., JPMorgan Chase Bank, N.A., and other lenders.

99.1	Press Release dated November 2, 2009.